                     CHL MORTGAGE PASS-THROUGH TRUST 2006-J4

                                FINAL TERM SHEET

                               [Countrywide LOGO]

                           $371,980,842 (APPROXIMATE)

                                   CWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

          THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

          This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

          The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                               DATED JULY 27, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-J4

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING AUGUST 25, 2006

                                   ----------

The issuing entity will issue certificates including the following classes of certificates that are offered pursuant to this free writing prospectus:

             INITIAL CLASS                                 INITIAL CLASS
              CERTIFICATE                                   CERTIFICATE
            BALANCE/INITIAL                               BALANCE/INITIAL
                NOTIONAL      PASS-THROUGH                    NOTIONAL      PASS-THROUGH
               AMOUNT (1)       RATE (2)                     AMOUNT (1)       RATE (2)
---------   ---------------   ------------   ----------   ---------------   ------------
Class A-1     $84,000,000         6.25%      Class A-10    $  1,475,000         6.25%
Class A-2     $ 3,702,000         6.25%      Class A-11    $  8,669,000         6.25%
Class A-3     $95,701,000         6.25%      Class A-12    $ 15,900,000         6.25%
Class A-4     $23,373,000         6.25%      Class X       $305,590,495(3)    Variable
Class A-5     $29,400,000         6.25%      Class PO      $  2,049,242         (4)
Class A-6     $21,500,000         6.00%      Class A-R     $        100         6.25%
Class A-7     $   900,000         6.00%      Class M       $  9,169,000         6.25%
Class A-8     $22,400,000         6.50%      Class B-1     $  2,245,500         6.25%
Class A-9     $50,000,000         6.25%      Class B-2     $  1,497,000         6.25%

     (1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

     (2) The classes of certificates offered by this free writing supplement are listed, together with their pass-through rates and initial ratings, in the tables under "Summary -- Description of the Certificates" in this free writing supplement.

     (3) The Class X Certificates are interest only notional amount certificates. The initial notional amount of the Class X Certificates is set forth in the table but is not included in the aggregate certificate balance of all the certificates offered.

     (4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-J4, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

ORIGINATORS

The sponsor originated approximately 82.90% of the mortgage loans. The remainder of the mortgage loans were originated by various other originators, which, individually, originated less than 10% of the mortgage loans.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of July 1, 2006 and the date of origination of that mortgage loan (referred to as the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date of that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about July 28, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $374,226,558, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing supplement, the pre-funded amount to be deposited in the pre-funding account is expected to be approximately $31,581,156.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) August 31, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount deposited in the pre-funding account on the closing date is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the supplemental mortgage loans, as described in this free writing supplement.

THE MORTGAGE LOANS

The mortgage loans will consist of 30 year conventional fixed-rate mortgage loans secured by first liens on one- to four- family residential properties.

The mortgage loans for which statistical information is presented in this free writing supplement are referred to as the initial mortgage loans. The statistical information presented in this free writing supplement regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing supplement regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the "Closing Date Mortgage Loans"). However, the statistical information presented in this free writing supplement does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing supplement. Any substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing supplement.

loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance       $342,645,402
Geographic Concentrations in excess
   of 10%:
   California                                   34.30%
Weighted Average Original LTV Ratio             75.13%
Weighted Average Mortgage Rate                  6.693%
Range of Mortgage Rates               5.500% to 7.500%
Average Current Principal Balance             $578,793
Range of Current Principal Balances         $56,000 to
                                            $2,625,000
Weighted Average Remaining Term to
   Maturity                                 359 months
Weighted Average FICO Credit Score                 743

See "The Mortgage Pool" in this free writing supplement.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                     INITIAL
                CLASS CERTIFICATE                                 INITIAL      INITIAL
                 BALANCE/INITIAL                                   RATING       RATING
    CLASS      NOTIONAL AMOUNT (1)              TYPE             FITCH (2)   MOODY'S (2)
------------   -------------------   -------------------------   ---------   -----------
   OFFERED
CERTIFICATES

Class A-1          $ 84,000,000      Senior/Fixed Pass-Through      AAA          Aaa
                                         Rate/Super Senior
Class A-2          $  3,702,000      Senior/Fixed Pass-Through      AAA          Aa1
                                           Rate/Support
Class A-3          $ 95,701,000      Senior/Fixed Pass-Through      AAA          Aaa
                                               Rate
Class A-4          $ 23,373,000      Senior/Fixed Pass-Through      AAA          Aaa
                                               Rate
Class A-5          $ 29,400,000      Senior/Fixed Pass-Through      AAA          Aaa
                                             Rate/NAS
Class A-6          $ 21,500,000      Senior/Fixed Pass-Through      AAA          Aaa
                                         Rate/Super Senior
Class A-7          $    900,000      Senior/Fixed Pass-Through      AAA          Aa1
                                           Rate/Support
Class A-8          $ 22,400,000      Senior/Fixed Pass-Through      AAA          Aaa
                                               Rate
Class A-9          $ 50,000,000      Senior/Fixed Pass-Through      AAA          Aaa
                                         Rate/Super Senior
Class A-10         $  1,475,000      Senior/Fixed Pass-Through      AAA          Aa1
                                           Rate/Support
Class A-11         $  8,669,000      Senior/Fixed Pass-Through      AAA          Aaa
                                               Rate
Class A-12         $ 15,900,000      Senior/Fixed Pass-Through      AAA          Aaa
                                             Rate/NAS
Class X            $305,590,495           Senior/Notional           AAA          Aaa
                                          Amount/Variable
                                           Pass-Through
                                        Rate/Interest-Only
Class PO           $  2,049,242        Senior/Principal Only        AAA          Aaa
Class A-R          $        100      Senior/Fixed Pass-Through      AAA          Aaa
                                           Rate/Residual
Class M            $  9,169,000          Subordinate/Fixed           AA          N/R
                                         Pass-Through Rate
Class B-1          $  2,245,500          Subordinate/Fixed            A          N/R
                                         Pass-Through Rate
Class B-2          $  1,497,000          Subordinate/Fixed          BBB          N/R
                                         Pass-Through Rate

                     INITIAL
                CLASS CERTIFICATE                                 INITIAL      INITIAL
                 BALANCE/INITIAL                                   RATING       RATING
    CLASS      NOTIONAL AMOUNT (1)              TYPE             FITCH (2)   MOODY'S (2)
------------   -------------------   -------------------------   ---------   -----------
NON-OFFERED CERTIFICATES (3)
Class B-3          $935,700              Subordinate/Fixed
                                         Pass-Through Rate
Class B-4          $561,500              Subordinate/Fixed
                                         Pass-Through Rate
Class B-5          $748,515              Subordinate/Fixed
                                         Pass-Through Rate
Class P            $    100(4)           Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Moody's Investor Services, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing supplement, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing supplement. Any information contained in this free writing supplement with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance as of the initial cut-off date of the initial mortgage loans that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

                                                              INTEREST
                                                               ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
------------   -----------------   -----------------------   ----------
OFFERED
CERTIFICATES
Class A-1            6.25%            calendar month (1)     30/360 (2)
Class A-2            6.25%            calendar month (1)     30/360 (2)
Class A-3            6.25%            calendar month (1)     30/360 (2)
Class A-4            6.25%            calendar month (1)     30/360 (2)
Class A-5            6.25%            calendar month (1)     30/360 (2)
Class A-6            6.00%            calendar month (1)     30/360 (2)
Class A-7            6.00%            calendar month (1)     30/360 (2)
Class A-8            6.50%            calendar month (1)     30/360 (2)
Class A-9            6.25%            calendar month (1)     30/360 (2)
Class A-10           6.25%            calendar month (1)     30/360 (2)
Class A-11           6.25%            calendar month (1)     30/360 (2)
Class A-12           6.25%            calendar month (1)     30/360 (2)
Class PO               (3)                   N/A                 N/A
Class X                (4)            calendar month (1)     30/360 (2)
Class A-R            6.25%            calendar month (1)     30/360 (2)
Class M              6.25%            calendar month (1)     30/360 (2)
Class B-1            6.25%            calendar month (1)     30/360 (2)
Class B-2            6.25%            calendar month (1)     30/360 (2)

NON-OFFERED
CERTIFICATES
Class B-3            6.25%            calendar month (1)     30/360 (2)
Class B-4            6.25%            calendar month (1)     30/360 (2)
Class B-5            6.25%            calendar month (1)     30/360 (2)
Class P               N/A                    N/A                 N/A

----------
(1) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(3) The Class PO Certificates are principal only certificates and will not accrue any interest.

(4) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.25%. See "Description of the Certificates -- Interest" in this free writing supplement.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION           CLASSES OF CERTIFICATES
-------------------------   ----------------------------
   Senior Certificates          Class A-1, Class A-2,
                             Class A-3, Class A-4, Class
                                A-5, Class A-6, Class
                             A-7, Class A-8, Class A-9,
                               Class A-10, Class A-11,
                             Class A-12, Class PO, Class
                            X and Class A-R Certificates

Subordinated Certificates        Class M and Class B
                                    Certificates

  Class B Certificates          Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

  Offered Certificates       Senior Certificates, Class
                             M, Class B-1 and Class B-2
                                    Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-4, Class A-6, Class A-8, Class A-11 and A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-4, Class A-6, Class A-8 and Class A-11 Certificates:

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" in this free writing supplement.

DISTRIBUTION DATES

Beginning on August 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in September 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

o    any interest remaining unpaid from prior distribution dates; less ----

o any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing supplement.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o    prepayments on the mortgage loans; and

o reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing senior and subordinate classes entitled to receive distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and "--Allocation of Interest Shortfalls" in this free writing supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing supplement.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.25% will be equal to the net mortgage rate divided by 6.25% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.25%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

o in the case of principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have a class certificate balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on its notional amount.

See "Description of the Certificates -- Principal" in this free writing supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o    subsequent recoveries with respect to mortgage loans;

o partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation due to the master servicer;

o    the trustee fee due to the trustee;

o    lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate for that mortgage loan. The master servicer fee rate for each mortgage loan will be either 0.200% or 0.250% per annum. As of the initial cut-off date, the weighted average master servicing fee rate will be approximately 0.202% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates" in this free writing supplement.

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Description of the Certificates --Priority of Distributions Among Certificates" in this free writing supplement.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

o to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

o    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

o    concurrently:

     (a)  78.7003529214%, in the following order of priority:

          (1) to the Class A-5 Certificates, the Class A-5 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing supplement), until its class certificate balance is reduced to zero;

          (2) in an amount up to $1,000 on each distribution date, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (3) in an amount up to $1,000,000 on each distribution date, to the Class A-3 Certificates, until its class certificate balance is reduced to zero;

          (4) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (5) sequentially, to the Class A-3 and Class A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero;

          (6) concurrently, to the Class A-6, Class A-7 and Class A-8 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (7) to the Class A-5 Certificates, without regard to the Class A-5 priority amount, until its class certificate balance is reduced to zero; and

     (b)  21.2996470786%, in the following order of priority:

          (1) to the Class A-12 Certificates, the Class A-12 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing supplement), until its class certificate balance is reduced to zero;

          (2) concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (3) to the Class A-11 Certificates, until its class certificate balance is reduced to zero; and

          (4) to the Class A-12 Certificates, without regard to the Class A-12 priority amount, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o available funds remaining after distribution of interest on the senior certificates; and

o a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

o the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

o the non-PO percentage of any realized losses will be allocated in the following order of priority:

     o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     o second, concurrently to the senior certificates (other than the notional amount certificates), pro rata, until their respective class certificate balances are reduced to zero, except that realized losses that would otherwise be allocated to the Class A-1, Class A-6 and Class A-9 Certificates will instead be allocated to the Class A-2, Class A-7 and Class A-10 Certificates, respectively, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing supplement, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "--Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                                THE MORTGAGE POOL

                                MORTGAGE RATES(1)

                                 NUMBER OF                       PERCENT OF
                                  INITIAL        AGGREGATE         INITIAL         AVERAGE
RANGE OF                          MORTGAGE   PRINCIPAL BALANCE    MORTGAGE    PRINCIPAL BALANCE
MORTGAGE RATES (%)                 LOANS        OUTSTANDING         LOANS      OUTSTANDING ($)
------------------------------   ---------   -----------------   ----------   -----------------
5.001 - 5.500.................        1         $    985,373         0.29%         985,373
5.501 - 6.000.................        2            1,227,038         0.36          613,519
6.001 - 6.500.................      197          119,546,962        34.89          606,837
6.501 - 7.000.................      325          186,487,883        54.43          573,809
7.001 - 7.500.................       67           34,398,146        10.04          513,405
   TOTAL......................      ---         ------------       ------
                                    592         $342,645,402       100.00%
                                    ===         ============       ======

                                               WEIGHTED      WEIGHTED      WEIGHTED
                                 WEIGHTED       AVERAGE       AVERAGE      AVERAGE
                                  AVERAGE    REMAINING TERM    FICO        ORIGINAL
RANGE OF                         MORTGAGE     TO MATURITY     CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)               RATE (%)      (MONTHS)        SCORE      RATIO (%)
------------------------------   --------   --------------   --------   -------------
5.001 - 5.500.................     5.500          347           777          64.1
5.501 - 6.000.................     5.875          351           682          80.0
6.001 - 6.500.................     6.398          358           750          71.6
6.501 - 7.000.................     6.796          360           741          77.1
7.001 - 7.500.................     7.221          360           733          77.0

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (net of such premiums) was approximately 6.693% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans was approximately 6.693% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)


                                 NUMBER OF                       PERCENT OF
RANGE OF                          INITIAL        AGGREGATE         INITIAL         AVERAGE
CURRENT MORTGAGE                  MORTGAGE   PRINCIPAL BALANCE    MORTGAGE    PRINCIPAL BALANCE
LOAN PRINCIPAL BALANCES ($)        LOANS        OUTSTANDING         LOANS      OUTSTANDING ($)
------------------------------   ---------   -----------------   ----------   -----------------
50,000.01 - 100,000.00........        6         $    511,449         0.15%            85,242
100,000.01 - 150,000.00.......       19            2,456,691         0.72            129,300
150,000.01 - 200,000.00.......       14            2,427,135         0.71            173,367
200,000.01 - 250,000.00.......        8            1,883,479         0.55            235,435
250,000.01 - 300,000.00.......        4            1,071,746         0.31            267,937
300,000.01 - 350,000.00.......        4            1,253,863         0.37            313,466
350,000.01 - 400,000.00.......        3            1,157,145         0.34            385,715
400,000.01 - 450,000.00.......       54           23,655,213         6.90            438,059
450,000.01 - 500,000.00.......      114           54,374,077        15.87            476,966
500,000.01 - 550,000.00.......       74           38,758,468        11.31            523,763
550,000.01 - 600,000.00.......       81           46,558,985        13.59            574,802
600,000.01 - 650,000.00.......       59           37,033,011        10.81            627,678
650,000.01 - 700,000.00.......       33           22,483,678         6.56            681,324
700,000.01 - 750,000.00.......       25           18,172,725         5.30            726,909
750,000.01 - 1,000,000.00.....       80           70,003,063        20.43            875,038
1,000,000.01 - 1,500,000.00...       11           14,469,674         4.22          1,315,425
1,500,000.01 - 2,000,000.00...        2            3,750,000         1.09          1,875,000
Greater than 2,000,000.00.....        1            2,625,000         0.77          2,625,000
  Total.......................      ---         ------------       ------
                                    592         $342,645,402       100.00%
                                    ===         ============       ======

                                                WEIGHTED     WEIGHTED      WEIGHTED
                                 WEIGHTED       AVERAGE       AVERAGE      AVERAGE
RANGE OF                          AVERAGE    REMAINING TERM    FICO        ORIGINAL
CURRENT MORTGAGE                 MORTGAGE     TO MATURITY     CREDIT    LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)      RATE (%)      (MONTHS)        SCORE      RATIO (%)
-----------------------------    --------   --------------   --------   -------------
50,000.01 - 100,000.00........      7.158          359           707          79.9
100,000.01 - 150,000.00.......      7.020          359           710          79.3
150,000.01 - 200,000.00.......      6.899          359           704          78.4
200,000.01 - 250,000.00.......      6.800          359           736          79.7
250,000.01 - 300,000.00.......      6.812          358           687          79.3
300,000.01 - 350,000.00.......      6.676          346           713          77.0
350,000.01 - 400,000.00.......      6.933          359           701          83.4
400,000.01 - 450,000.00.......      6.727          359           736          76.4
450,000.01 - 500,000.00.......      6.639          359           742          74.9
500,000.01 - 550,000.00.......      6.680          359           743          77.2
550,000.01 - 600,000.00.......      6.687          359           743          75.9
600,000.01 - 650,000.00.......      6.723          359           746          75.7
650,000.01 - 700,000.00.......      6.731          360           757          77.1
700,000.01 - 750,000.00.......      6.704          359           743          75.6
750,000.01 - 1,000,000.00.....      6.664          359           744          74.6
1,000,000.01 - 1,500,000.00...      6.779          359           766          66.2
1,500,000.01 - 2,000,000.00...      6.683          360           718          55.6
Greater than 2,000,000.00.....      6.500          360           750          70.0
  Total.......................

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $578,793.

                              FICO CREDIT SCORES(1)

                                                                                                 WEIGHTED
                                                                                                 AVERAGE   WEIGHTED     WEIGHTED
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                         MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  -------------
641 - 660 ....................       1     $    464,000      0.14%       464,000        6.500      360        660         70.3
661 - 680 ....................      50       23,094,621      6.74        461,892        6.744      359        671         76.5
681 - 700 ....................      48       21,327,098      6.22        444,315        6.780      359        691         78.1
701 - 720 ....................      95       55,981,043     16.34        589,274        6.771      359        711         74.7
721 - 740 ....................      93       55,072,624     16.07        592,179        6.718      359        730         75.4
741 - 760 ....................      98       60,841,649     17.76        620,833        6.669      359        751         75.4
761 - 780 ....................      97       56,032,783     16.35        577,658        6.604      359        770         74.7
781 - 800 ....................      94       59,589,954     17.39        633,936        6.650      359        790         74.0
801 - 820 ....................      16       10,241,630      2.99        640,102        6.732      360        810         74.2
                                   ---     ------------    ------
   Total .....................     592     $342,645,402    100.00%
                                   ===     ============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 743.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED
                                                                                                 AVERAGE   WEIGHTED     WEIGHTED
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL                MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  -------------
0.01 - 50.00 .................      10     $  6,817,078      1.99%       681,708        6.506      358        766         39.6
50.01 - 55.00 ................       8        6,083,352      1.78        760,419        6.589      358        727         54.1
55.01 - 60.00 ................      19       15,884,489      4.64        836,026        6.508      358        748         57.7
60.01 - 65.00 ................      17        9,692,037      2.83        570,120        6.374      358        755         62.9
65.01 - 70.00 ................      57       34,814,253     10.16        610,776        6.676      359        743         67.9
70.01 - 75.00 ................      54       35,396,102     10.33        655,483        6.661      359        749         73.5
75.01 - 80.00 ................     419      230,251,349     67.20        549,526        6.733      359        742         79.6
80.01 - 85.00 ................       3        1,547,896      0.45        515,965        6.613      359        732         83.6
85.01 - 90.00 ................       4        1,643,794      0.48        410,949        7.010      359        734         89.3
90.01 - 95.00 ................       1          515,051      0.15        515,051        6.750      358        693         93.8
                                   ---     ------------    ------
   Total .....................     592     $342,645,402    100.00%
                                   ===     ============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 75.13%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED
                                                                                                 AVERAGE   WEIGHTED     WEIGHTED
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  -------------
Alabama ......................       4     $  1,795,888      0.52%     448,972          6.400      355        710         75.9
Arizona ......................      23       11,648,436      3.40      506,454          6.881      360        755         74.8
California ...................     195      117,518,833     34.30      602,661          6.658      359        741         76.1
Colorado .....................       7        3,571,793      1.04      510,256          6.747      359        747         78.8
Connecticut ..................      16       10,754,713      3.14      672,170          6.510      359        752         66.0
District of Columbia .........       2        1,363,500      0.40      681,750          6.500      360        797         63.2
Delaware .....................       4        1,839,595      0.54      459,899          6.613      360        768         75.0
Florida ......................      35       21,865,634      6.38      624,732          6.674      359        752         72.7
Georgia ......................       4        2,450,050      0.72      612,513          6.771      360        727         77.5
Hawaii .......................       4        3,269,592      0.95      817,398          6.645      360        720         78.7
Iowa .........................       2          953,400      0.28      476,700          6.437      360        757         78.6
Idaho ........................       3        1,684,000      0.49      561,333          6.828      360        759         80.0
Illinois .....................      16       10,589,732      3.09      661,858          6.640      358        749         70.7
Kansas .......................       2          807,520      0.24      403,760          6.589      360        732         79.9
Kentucky .....................       3        1,517,229      0.44      505,743          6.706      360        770         80.0
Louisiana ....................       2          727,918      0.21      363,959          6.837      359        746         80.0
Massachusetts ................       4        2,525,000      0.74      631,250          6.415      360        793         70.8
Maryland .....................      26       12,745,202      3.72      490,200          6.828      359        739         76.9
Maine ........................       4        2,503,441      0.73      625,860          6.870      360        766         72.9
Michigan .....................      10        5,587,454      1.63      558,745          6.567      358        752         68.0
Minnesota ....................      14        6,583,808      1.92      470,272          6.614      359        761         74.9
Missouri .....................       2          658,690      0.19      329,345          6.701      355        742         63.7
Mississippi ..................       2        1,513,270      0.44      756,635          6.411      359        699         62.8
Montana ......................       2        1,104,000      0.32      552,000          6.875      360        752         80.0
North Carolina ...............      12        7,085,333      2.07      590,444          6.767      359        740         70.9
Nebraska .....................       1          620,000      0.18      620,000          6.875      360        786         80.0
New Hampshire ................       2          882,864      0.26      441,432          7.122      358        738         80.0
New Jersey ...................       9        5,231,601      1.53      581,289          6.906      359        727         80.1
New Mexico ...................       8        4,736,800      1.38      592,100          6.761      360        753         66.9
Nevada .......................      14        7,268,581      2.12      519,184          6.843      359        727         78.9
New York .....................      35       22,088,167      6.45      631,090          6.781      360        735         74.4
Ohio .........................       5        2,185,290      0.64      437,058          6.571      359        721         75.3
Oklahoma .....................       1          790,000      0.23      790,000          6.750      360        741         79.9
Oregon .......................      13        7,657,587      2.23      589,045          6.617      358        753         77.9

                                                                                                 WEIGHTED             WEIGHTED
                                                                                                 AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  ---------
Pennsylvania .................       5        2,770,910      0.81      554,182          6.970      360        715       79.9
South Carolina ...............       4        2,211,853      0.65      552,963          6.652      360        718       75.3
Tennessee ....................       8        3,837,163      1.12      479,645          6.655      360        755       77.3
Texas ........................      25       14,440,054      4.21      577,602          6.774      359        739       77.9
Utah .........................       9        4,348,304      1.27      483,145          6.776      360        722       78.6
Virginia .....................      30       17,820,687       5.2      594,023          6.677      359        740       75.5
Washington ...................      19        8,976,339      2.62      472,439          6.656      360        754       76.3
Wisconsin ....................       4        2,572,369      0.75      643,092          6.575      356        771       74.3
Wyoming ......................       2        1,542,800      0.45      771,400          6.561      360        749       80.0
                                   ---     ------------    ------
   Total .....................     592     $342,645,402    100.00%
                                   ===     ============    ======

----------
(1) As of the initial cut-off date, no more than approximately 0.92% of the Initial Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                        PURPOSE OF INITIAL MORTGAGE LOANS

                                                                                                 WEIGHTED             WEIGHTED
                                                                                                 AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  ---------
Purchase......................     364     $217,702,346     63.54%       598,083        6.700      359        751      77.3
Refinance (cash-out)..........     123       67,434,064     19.68        548,244        6.680      359        726      71.2
Refinance (rate/term).........     105       57,508,992     16.78        547,705        6.683      359        737      71.4
                                   ---     ------------    ------
   Total......................     592     $342,645,402    100.00%
                                   ===     ============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                 WEIGHTED             WEIGHTED
                                                                                                 AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  ---------
Single Family Residence ......     376     $216,743,948     63.26%       576,447        6.678      359        743       74.3
Planned Unit Development .....     179      107,736,262     31.44        601,879        6.699      359        745       76.3
Condominium ..................      29       12,929,674      3.77        445,851        6.766      359        742       78.6
High-Rise Condominium ........       3        2,990,000      0.87        996,667        7.215      360        726       79.2
2-4 Family Residence .........       3        1,144,327      0.33        381,442        7.147      360        726       80.0
Cooperative ..................       2        1,101,190      0.32        550,595        6.431      359        740       72.1
                                   ---     ------------    ------
   Total .....................     592     $342,645,402    100.00%
                                   ===     ============    ======

                               OCCUPANCY TYPES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                                                                 AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF    AGGREGATE   PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL     INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE     BALANCE     MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING     LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------------  ---------  ------------  ----------  ---------------  --------  ---------  --------  ---------
Primary Residence ............     543     $314,621,500     91.82%       579,413        6.691      359        742       74.9
Secondary Residence ..........      49     $ 28,023,902      8.18        571,916        6.713      359        757       77.3
                                   ---     ------------    ------
   Total .....................     592     $342,645,402    100.00%
                                   ===     ============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                        WEIGHTED      WEIGHTED
                                 NUMBER OF     AGGREGATE    PERCENT OF                       WEIGHTED    AVERAGE      AVERAGE
                                  INITIAL      PRINCIPAL      INITIAL         AVERAGE         AVERAGE     FICO        ORIGINAL
REMAINING TERM                    MORTGAGE      BALANCE      MORTGAGE    PRINCIPAL BALANCE   MORTGAGE    CREDIT    LOAN-TO-VALUE
TO MATURITY (MONTHS)               LOANS      OUTSTANDING      LOANS      OUTSTANDING ($)     RATE(%)     SCORE      RATIO (%)
------------------------------   ---------   ------------   ----------   -----------------   --------   --------   -------------
360...........................      356      $223,842,891      65.33%         628,772          6.724       745          76.1
359...........................      133        59,904,894      17.48          450,413          6.794       732          76.9
358...........................       41        21,730,451       6.34          530,011          6.684       748          71.4
357...........................       23        14,882,393       4.34          647,061          6.471       752          64.4
356...........................       12         6,527,993       1.91          543,999          6.451       730          72.0
355...........................        3         1,987,224       0.58          662,408          6.403       746          62.0
354...........................        5         2,968,478       0.87          593,696          6.382       744          69.3
353...........................        7         3,672,799       1.07          524,686          6.198       768          76.0
352...........................        1           505,963       0.15          505,963          6.125       770          73.4
351...........................        4         2,100,824       0.61          525,206          6.117       749          78.0
350...........................        2         1,206,739       0.35          603,369          5.935       711          80.0
347...........................        2         1,721,742        0.5          860,871          5.928       769          62.3
346...........................        2         1,290,057       0.38          645,028          6.125       772          70.8
306...........................        1           302,956       0.09          302,956          6.625       711          68.8
                                    ---      ------------     ------
   Total......................      592      $342,645,402     100.00%
                                    ===      ============     ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                             PERCENT                                 AVERAGE    WEIGHTED    AVERAGE
                                 NUMBER OF     AGGREGATE       OF          AVERAGE       WEIGHTED   REMAINING    AVERAGE    ORIGINAL
                                  INITIAL      PRINCIPAL     INITIAL      PRINCIPAL       AVERAGE    TERM TO      FICO      LOAN-TO-
INTEREST-ONLY PERIOD              MORTGAGE      BALANCE     MORTGAGE       BALANCE       MORTGAGE    MATURITY    CREDIT      VALUE
(MONTHS)                           LOANS      OUTSTANDING     LOANS    OUTSTANDING ($)   RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   ------------   --------   ---------------   --------   ---------   --------   ---------
0.............................      366      $215,055,761     62.76%       587,584         6.603       359         746        73.5
60............................        8         2,113,711      0.62        264,214         7.100       359         688        78.9
120...........................      218       125,475,930     36.62        575,578         6.841       360         741        77.9
                                    ---      ------------    ------
   Total......................      592      $342,645,402    100.00%
                                    ===      ============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                     WEIGHTED               WEIGHTED
                                                             PERCENT                     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                 NUMBER OF     AGGREGATE       OF          AVERAGE        AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                  INITIAL      PRINCIPAL     INITIAL      PRINCIPAL       CURRENT    TERM TO      FICO      LOAN-TO-
PREPAYMENT CHARGE                 MORTGAGE      BALANCE     MORTGAGE       BALANCE       MORTGAGE    MATURITY    CREDIT      VALUE
PERIOD (MONTHS)                    LOANS      OUTSTANDING     LOANS    OUTSTANDING ($)   RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   ------------   --------   ---------------   --------   ---------   --------   ---------
0.............................      546      $327,968,907     95.72%       600,676         6.691       359         744        75.1
6.............................        1           900,000      0.26        900,000         6.250       360         787        65.5
12............................        1            87,527      0.03         87,527         6.940       359         716        80.0
36............................       33         7,261,475      2.12        220,045         6.846       359         693        79.0
60............................       11         6,427,492      1.88        584,317         6.693       360         753        73.9
                                    ---      ------------    ------
   TOTAL......................      592      $342,645,402    100.00%
                                    ===      ============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

          The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

          The Mortgage Pass-Through Certificates, Series 2006-J4, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing supplement.

When describing the certificates in this free writing supplement, we use the following terms:

       DESIGNATION                              CLASSES OF CERTIFICATES
-------------------------   ---------------------------------------------------------------
Senior Certificates              Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                                Class A-6, Class A-7, Class A-8, Class A-9, Class A-10,
                                     Class A-11, Class A-12, Class X, Class PO and
                                        Class A-R Certificates

Subordinated Certificates                   Class M and Class B Certificates

Class B Certificates                 Class B-1, Class B-2, Class B-3, Class B-4 and
                                                 Class B-5 Certificates

Offered Certificates                  Senior Certificates, Class M, Class B-1 and
                                                 Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                           TYPE
-------------------------   ---------------------------------------------------------------
Class A-1 Certificates                Senior/Fixed Pass-Through Rate/Super Senior

Class A-2 Certificates                  Senior/Fixed Pass-Through Rate/Support

Class A-3 Certificates                      Senior/Fixed Pass-Through Rate

Class A-4 Certificates                      Senior/Fixed Pass-Through Rate

Class A-5 Certificates                    Senior/Fixed Pass-Through Rate/NAS

Class A-6 Certificates                Senior/Fixed Pass-Through Rate/Super Senior

Class A-7 Certificates                  Senior/Fixed Pass-Through Rate/Support

Class A-8 Certificates                      Senior/Fixed Pass-Through Rate

Class A-9 Certificates                Senior/Fixed Pass-Through Rate/Super Senior

Class A-10 Certificates                 Senior/Fixed Pass-Through Rate/Support

Class A-11 Certificates                     Senior/Fixed Pass-Through Rate

Class A-12 Certificates                   Senior/Fixed Pass-Through Rate/NAS

Class X Certificates        Senior/Notional Amount/Variable Pass-Through Rate/Interest-Only

Class PO Certificates                            Senior/Principal Only

Class A-R Certificates                  Senior/Fixed Pass-Through Rate/Residual

Subordinated Certificates                 Subordinate/Fixed Pass-Through Rate

Class P                                           Prepayment Charges

          The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing supplement. Any information presented in this free writing supplement with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

          The senior certificates will have an initial aggregate class certificate balance of approximately $359,069,342, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.95% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                          INITIAL BENEFICIAL
   CLASS OF SUBORDINATED CERTIFICATES     OWNERSHIP INTEREST
---------------------------------------   ------------------
Class M................................          2.45%
Class B-1..............................          0.60%
Class B-2..............................          0.40%
Class B-3..............................          0.25%
Class B-4..............................          0.15%
Class B-5..............................          0.20%

CALCULATION OF CLASS CERTIFICATE BALANCE

          The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

          o all amounts previously distributed to holders of certificates of the class as payments of principal,

          o    the amount of Realized Losses allocated to the class, and

          o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans" in the prospectus.

          In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

          The Class X Certificates are notional amount certificates. The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The offered certificates (other than the Class A-R Certificates) will be book entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's name on the book of its depositary which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the "Depositary". Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class A-4, Class A-6, Class A-8 and Class A-11 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. Investors may hold such beneficial interests in the Class A-4, Class A-6, Class A-8 and Class A-11 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

          The beneficial owner's ownership of a Book Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

          Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

          DTC, which is a New York chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

          Under a book entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

          DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

          Although DTC and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book Entry Registration of Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          o all payments on account of principal on the mortgage loans, including principal prepayments;

          o all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          o all payments on account of prepayment charges on the mortgage loans;

          o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          o    all substitution adjustment amounts; and

          o    all Advances made by the master servicer.

          Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

          The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          o to reimburse the master servicer for insured expenses from the related insurance proceeds;

          o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          o to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          o to withdraw an amount equal to the sum of (a) the Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

          Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Pre-funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the certificateholders The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          o the aggregate amount remitted by the master servicer to the trustee; and

          o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

          The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          o    to pay the trustee fee to the trustee;

          o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction of the master servicer. In the case of:

     o the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     o the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     o the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Pre-funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

          The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the depositor into the Pre-funding Account or the Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
---------------------------  -----------------------------------  ---------------  -----------------------------------  ------------
FEES

Master Servicing Fee /       The master servicer will be paid a   Compensation     Amounts on deposit in the            Monthly
Master Servicer              monthly fee (referred to as the                       Certificate Account representing
                             master servicing fee) with respect                    payments of interest and
                             to each mortgage loan. The master                     application of liquidation proceeds
                             servicing fee for the mortgage                        with respect to that mortgage loan
                             loans will equal one-twelfth of the
                             Stated Principal Balance of the
                             mortgage loan multiplied by the
                             Master Servicer Fee Rate (3). As of
                             the initial cut-off date, the
                             weighted average master servicing
                             fee rate for the loans will be
                             approximately 0.202% per annum.

                             o    All late payment fees,          Compensation     Payments made by obligors with       Time to time
                                  assumption fees and other                        respect to the mortgage loans
                                  similar charges (excluding
                                  prepayment charges)

                             o    All investment income earned    Compensation     Investment income related to the     Monthly
                                  on amounts on deposit in the                     Certificate Account and the
                                  Certificate Account and                          Distribution Account
                                  Distribution Account.

                             o    Excess Proceeds (4)             Compensation     Liquidation proceeds and Subsequent  Time to time
                                                                                   Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee Rate  Compensation     Amounts on deposit in the            Monthly
Fee") / Trustee              multiplied by the aggregate Stated                    Certificate Account or the
                             Principal Balance of the                              Distribution Account
                             outstanding mortgage loans. (5)

EXPENSES

Insured expenses / Master    Expenses incurred by the Master      Reimbursement    To the extent the expenses are       Time to time
Servicer                     Servicer                             of Expenses      covered by an insurance policy with
                                                                                   respect to the mortgage loan

Servicing Advances / Master  To the extent of funds available,    Reimbursement    With respect to each Mortgage Loan,  Time to time
Servicer                     the amount of any Servicing          of Expenses      late recoveries of the payments of
                             Advances.                                             the costs and expenses, liquidation
                                                                                   proceeds, Subsequent Recoveries,
                                                                                   purchase proceeds or repurchase
                                                                                   proceeds for that Mortgage Loan (6)

Indemnification expenses /   Amounts for which the sellers, the   Indemnification  Amounts on deposit on the            Monthly
                             master                                                Certificate Account

    TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
---------------------------  -----------------------------------  ---------------  -----------------------------------  ------------
the sellers, the master      servicer and depositor are entitled
servicer and the depositor   to indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing supplement. Any increase in the fees and expenses described in this free writing supplement would require an amendment to the pooling and servicing agreement. See "The Agreements -- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing supplement under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

          Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this free writing supplement, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

          o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

          o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing supplement in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

          o to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

          o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing supplement; and

          o    from any remaining available amounts, to the Class A-R
               Certificates.

          "Available Funds" for any Distribution Date will be equal to the sum of:

          o all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
               (b) any Subsequent Recoveries;

          o all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

          o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

          o for each Distribution Date during, and the Distribution Date immediately after the Pre-funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Pre-funding Period, any amounts remaining in the Pre-funding Account after the end of the Pre-funding Period (net of any investment income thereon).

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

          Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

          The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.25%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.32345% per annum.

          Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

          On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This interest entitlement for any interest-bearing class will be equal to the sum of:

          o interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

          o the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

          The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

          The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

          o any net prepayment interest shortfalls for the Distribution Date, and

          o the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

          With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

          A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

          A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

          A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

          Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

          If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

          General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

          The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.25% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.25%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.25% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.25% minus the net mortgage rate) divided by 6.25%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

          Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

          The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

          (i)  the sum of the applicable Non-PO Percentage of,

               (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

               (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

               (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

               (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

               (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

               (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period,

          (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

         (iii) on the first Distribution Date after the Pre-funding Period, any amounts remaining in the Pre-funding Account and not allocated to the Class PO Certificates.

          Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates in the following order of priority:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     2. concurrently:

          (a)  78.7003529214%, in the following order of priority:

               (i) to the Class A-5 Certificates, the Class A-5 Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) in an amount up to $1,000 on each Distribution Date,
                    concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

              (iii) in an amount up to $1,000,000 on each Distribution Date, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero;

               (iv) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (v) sequentially, to the Class A-3 and Class A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (vi) concurrently, to the Class A-6, Class A-7 and Class A-8
                    Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

              (vii) to the Class A-5 Certificates, without regard to the Class
                    A-5 Priority Amount, until its Class Certificate Balance is reduced to zero; and

          (b)  21.2996470786%, in the following order of priority:

               (i) to the Class A-12 Certificates, the Class A-12 Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

              (iii) to the Class A-11 Certificates, until its Class Certificate
                    Balance is reduced to zero; and

               (iv) to the Class A-12 Certificates, without regard to the Class
                    A-12 Priority Amount, until its Class Certificate Balance is reduced to zero.

          Notwithstanding the foregoing, on each Distribution Date after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

          If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

          The capitalized terms used herein shall have the following meanings:

          "Class A-5 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-5 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-5 Priority Percentage.

          "Class A-5 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

          "Class A-12 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-12 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-12 Priority Percentage.

          "Class A-12 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-12 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

          "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

          "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause
(i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

          "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

          "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

          "Prepayment Period" means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

          The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

          o the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          o for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               o the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

               o the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

          o    the sum of

               o the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause
                    (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

               o the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

               o the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period not allocable to the Class PO Certificates.

          "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

          o any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

          o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

          The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

          The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

          The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

          The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

          The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

          o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

          o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

          o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

          o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

          o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

          o the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

          o    cumulative Realized Losses on the mortgage loans do not exceed:

               o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

               o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

               o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

               o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

               o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

          Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

          For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

          For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

          The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

          On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                     Original
                                  Beneficial     Initial Credit     Applicable
                                  Interest in      Enhancement    Credit Support
                                Issuing Entity        Level         Percentage
                                --------------   --------------   --------------
Senior Certificates..........       95.95%            4.05%             N/A
Class M......................        2.45%            1.60%            4.05%
Class B-1....................        0.60%            1.00%            1.60%
Class B-2....................        0.40%            0.60%            1.00%
Class B-3....................        0.25%            0.35%            0.60%
Class B-4....................        0.15%            0.20%            0.35%
Class B-5....................        0.20%            0.00%            0.20%

          For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

          The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

          o    the sum of

               o the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

               o for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          o reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

          Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

          o Available Funds remaining after distribution of interest on the senior certificates, and

          o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

          If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the

Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

          The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

          o    the sum of the applicable PO Percentage of

               o all monthly payments of principal due on each mortgage loan on the related Due Date,

               o the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

               o the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

               o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

               o for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

               o all partial and full principal prepayments by borrowers received during the related prepayment period,

          o with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date, and

          o the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period that is allocable to the Class PO Certificates.

          On the first Distribution Date following the end of the Pre funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit over (y) the aggregate of the PO Percentage of the Stated Principal Balances of the Supplemental Mortgage Loans during the Pre-funding Period. The "PO Sublimit" is a portion of the amount deposited in the Pre-funding Account on the closing date which is equal to $199,730.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

          On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until their Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal

Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

          On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

          o first, to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

          o second, to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-1, Class A-6 and Class A-9 Certificates will instead be allocated to the Class A-2, Class A-7 and Class A-10 Certificates, respectively, until their respective class certificate balances are reduced to zero.

          For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

          The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

          Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

          In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

          A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

          "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.